Exhibit 99.1

INmune Bio, Inc. Announces Positive Solid Tumor Efficacy Data in Multiple Cancer Cell Lines for INKmune

Dr. Mark Lowdell, CSO, Presented Latest Data in First Plenary Session at The Innate Killer Summit Europe, London Today

BOCA RATON, Fla, Oct. 19, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, announces positive solid tumor data in multiple cancer lines resistant to NK killing that can be overcome with administration of INKmune.

Solid tumors represent 90% of adult human cancers while the majority of cell therapies focus on the 10% of cancers that are hematologic tumors, or “liquid tumors.” The current data provides insights into why the Company believes that INKmune arms Natural Killer (NK) to override immunosuppression and hypoxia in an active Tumor Microenvironment (TME) to kill solid tumors.

The interaction of the TME with cancer cells and immune cells can drive tumor progression and prevent many cell therapies from being effective. These complex interactions should be considered when designing cell therapies to treat solid tumors. In solid tumors, the TME is hostile to cell therapies because of (i) the presence of immunosuppressive immunoregulatory cells, and (ii) the low levels of oxygen (hypoxia). A cell therapy must operate in this hostile environment to successfully treat solid tumors,

INKmune converts patient’s normal resting NK (rNK) cells into potent memory-like NK cells that target solid tumors directly, even in the presence of immunosuppressive immunoregulatory cells and hypoxia associated with the TME. The Company’s pre-clinical data show that INKmune primes NK cells from patients and from healthy donors to lyse NK-resistant ovarian (CaOva), prostate (CaPros), renal (RCC) and nasopharyngeal (NPC) cancer cells. When compared to rNK cells, which are normal NK cells from healthy donors or patients before treatment with INKmune, the INKmune primed NK cells demonstrated enhanced ability to kill these resistant tumor cell lines.

The value in the tables is percent of tumor cells killed. For instance, in the table below looking at laboratory assay using healthy donor NK cells killing of a prostate cell line called DU145, resting NK cells that have not been primed with INKmune kill fewer than 4% of the DU145 cells in 4 hours. INKmune primed NK cells kill approximately 66% of DU145 cells in the same amount of time. Negative values mean that the tumor cells grew faster than the NK cells could kill them.

Healthy donor NK cell responses to NK-resistant tumor cell lines:

Tumor Target	% Tumor Cell Lysis (rNK)	% Tumor Cell Lysis (INKmune -primed NK)	Improvement
Prostate-DU145	3.87	66.17	+++
RCC-786O	-2.09	50.19	+++
RCC-ACHN	-5.03	34.75	+++
CaOva-SKOV3	12.32	28.50	++
NPC-H3	6.61	45.86	+++
NPC-C17	0.50	31.04	+++

Cancer patient NK cell responses to NK-resistant tumor cell lines:

Patient ID	Tumor target	% Tumor Cell Lysis (rNK)	% Tumor Cell Lysis (INKmune -primed NK)	Improvement
CaOva1	SKOV3	7.00	43	+++
CaOva2	SKOV3	4.00	50	+++
CaOva3	SKOV3	8.00	64	+++
RCC1	768O	36.40	32.3	-
RCC2	768O	10.20	21	+
RCC3	768O	20.70	19.6	-
RCC4	768O	0.00	40	+++
RCC5	768O	19.80	47	+
RCC6	768O	20.30	50	+
RCC7	768O	16.90	54.4	++
RCC8	768O	50.00	64.4	+
RCC9	768O	14.20	32.7	+

The Company identified more than1,500 proteins that are upregulated in NK cells following INKmune priming and subsequent analysis compared them to NK cells primed with a cytokine cocktail of IL-12, IL-15 and IL-18. Of the 250 most upregulated proteins, 141 are completely unique to INKmune priming and are not upregulated by the cytokines IL-12, IL-15 and IL-18. Many of these unique proteins are involved in cell survival and the enhanced metabolism likely to protect INKmune primed NK cells in the TME. “We believe the upregulation of key proteins associated with enhanced metabolic fitness and mitochondrial repair in the NK cells are critical for NK survival in the TME of solid tumors,” said Dr. Mark Lowdell, the Company’s CSO.

There remains an unmet need for novel treatments in prostate, renal and nasopharyngeal cancers. The number of patients who could benefit exceeds 4 million annually in the US alone. These data support INmune Bio’s decision to transition INKmune trials into the treatment of solid tumors.

The company presented the data at the Innate Killer Summit Europe on October 19th. A video of the presentation will be uploaded to the company’s website by Wednesday next week.

About INKmune™

INKmune™ is a proprietary pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals akin to treatment with at least three cytokines in combination. INKmune™ is stable at -80oC and is delivered by a simple IV infusion. The INKmune:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma, ovarian cancer, breast cancer and the solid tumors shown above.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720

DMoss@INmuneBio.com

Investor Contact:

Jason Nelson

Core IR

(516) 842-9614 x-823

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